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                                                                    EXHIBIT 23.1

Consent of Independent Public Accountants

     As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-3 of our report dated April 16, 2001 included in Interplay Entertainment Corp.'s Form 10-K for the year ended December 31, 2000, and to all other references to our Firm included in this registration statement.

/s/ Arthur Andersen LLP

ARTHUR ANDERSEN LLP

Orange County, California
April 16, 2001